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                                                            Exhibit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 28, 1997, except for the Note Q, as to which the date is April 14, 1997 and March 7, 1997, except for Note L, as to which the date is April 14, 1997 with respect to the financial statements of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc. and Huxley Envelope Corporation, respectively, for the year ended December 31, 1996 which financial statements appear in U.S. Office Products Company's current report on form 8-K filed on May 29, 1997. We also consent to the references to us under the heading "Experts" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 6, 1996 with respect to the financial statement of United Envelope Co., Inc. and its affiliate, Rex Envelope Co., Inc. and Huxley Envelope Corporation, respectively, for the year ended December 31, 1995 and December 31, 1994 which reports appear in the U.S. Office Products Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended April 26, 1997. We consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/Hertz, Herson & Company
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Hertz, Herson & Company, LLP
New York, New York
September 19, 1997